Joint Filer Information

Names: Juniper NVM, LLC, JCP Realty Partners, LLC, Juniper Capital Partners, LLC

Address: 1150 Santa Monica Blvd., Suite 1400, Los Angeles, CA 90025

Designated Filer: Jay A. Wolf

Issuer and Ticker Symbol: IMH Financial Corporation [NONE]

Date of Event Requiring Statement: July 24, 2014

The undersigned, Juniper NVM, LLC, JCP Realty Partners, LLC, Juniper Capital Partners, LLC, are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with Jay A. Wolf with respect to the beneficial ownership of securities of IMH Financial Corporation.

Signatures:

JUNIPER NVM, LLC

By: Juniper Capital Partners, LLC
Its: Managing Member
By: /s/ Molly Brown, power of attorney
Name: Jay A. Wolf
Title: Managing Member, Juniper Capital Partners, LLC

JUNIPER CAPITAL PARTNERS, LLC

By: /s/ Molly Brown, power of attorney
Name: Jay A. Wolf
Title: Managing Member, Juniper Capital Partners, LLC

JCP REALTY PARTNERS, LLC

By: Juniper Capital Partners, LLC
Its: Managing Member
By: /s/ Molly Brown, power of attorney
Name: Jay A. Wolf
Title: Managing Member, Juniper Capital Partners, LLC